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                                                                    EXHIBIT 99.1

                         [LUBOSHITZ KASIERER LETTERHEAD]

                                                                November 7, 2002


Securities and Exchange Commission
Washington, DC 20549


Gentlemen:

We have read the statements made by Clicksoftware Technologies Ltd. (the "Company"), in Item 4, Changes in Registrant's Certifying Accountant, of its Form 8-K, dated October 7, 2002 filed October 28, 2002 (the "Form 8-K"), and have the following comments:

     1. We are not in a position to agree or disagree with the Company's statements made in paragraphs 1, 2, 5, 6 and 8.

     2. We agree with the statements made in paragraphs 3, 9 and the second sentence of paragraph 4.

     3. We disagree with the statements made in the first sentence of paragraph 4. During our audit of the financial statements for the year ended December 31, 2001, we had a disagreement with the Company's management regarding the qualification of a certain transaction as a factoring transaction. After discussing the matter with the Company's audit committee (the "Audit Committee") the matter was resolved to our satisfaction.

     4. We disagree with the statements made in paragraph 7. We were informed by the Audit Committee of Brightman Almagor's investigation, and we advised the Audit Committee that, in our opinion, based on management representations to us and the audit work conducted by us, the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2000 and 2001, as initially filed publicly by the Company, presented fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2000 and 2001, and the consolidated results of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2000 and 2001, in conformity with generally accepted accounting principles in the United States ("GAAP"). We have also advised the Audit Committee that, based on management representations to us and our review, we were not aware of any material modifications that should have been made to the Company's financial statements for the first six months of 2002 in order for them to be in conformity with GAAP at the time they were filed publicly by the Company.

We have no basis to agree or disagree with any of the other statements contained in the Form 8-K.


/s/ Luboshitz Kasierer
LUBOSHITZ KASIERER